EXHIBIT 99.2
UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

On October 29, 2018, Chesapeake Energy Corporation (“Chesapeake”), Coleburn Inc., a Delaware corporation (“Merger Sub”) and a wholly owned subsidiary of Chesapeake, and WildHorse Resource Development Corporation, a Delaware corporation (“WildHorse”), entered into an Agreement and Plan of Merger (as amended, the “Merger Agreement”). On February 1, 2019, Merger Sub completed the merger with WildHorse pursuant to the Merger Agreement. Pursuant to the Merger Agreement, Merger Sub merged with and into WildHorse (the “First Merger”), with WildHorse continuing as the surviving corporation. Immediately following the effective time of the First Merger, WildHorse merged with and into Brazos Valley Longhorn, L.L.C., a wholly owned limited liability company subsidiary of Chesapeake (“BVL”) (the “Second Merger” and, together with the First Merger, the “Merger”), with BVL continuing as a wholly owned subsidiary of Chesapeake. Under the terms and conditions contained in the Merger Agreement, and upon the completion of the Merger, holders of shares of WildHorse common stock, at their election, received either 5.989 shares of Chesapeake common stock or a combination of 5.336 shares of Chesapeake common stock and $3.00 in cash, in exchange for each share of WildHorse common stock.
The following unaudited pro forma condensed combined financial statements present the combination of the historical consolidated financial statements of each of Chesapeake and WildHorse adjusted to give effect to the Merger. The unaudited pro forma condensed combined statements of operations for the year ended December 31, 2018 combine the historical condensed consolidated statements of operations of each of Chesapeake and WildHorse, giving effect to the Merger as if it had been consummated on January 1, 2018, the beginning of the earliest period presented. The unaudited pro forma condensed combined balance sheet combines the historical consolidated balance sheets of each of Chesapeake and WildHorse as of December 31, 2018, giving effect to the Merger as if it had been consummated on December 31, 2018. The historical condensed consolidated financial statements of WildHorse have been adjusted to reflect certain reclassifications to conform to Chesapeake’s financial statement presentation.
The unaudited condensed combined pro forma financial statements reflect the following pro forma adjustments, based on available information and certain assumptions that Chesapeake believes are reasonable:

•	the Merger, which will be accounted for using the acquisition method of accounting, with Chesapeake identified as the accounting acquirer;

•	the conversion of 435,000 shares of WildHorse’s 6.00% Series A Perpetual Convertible Preferred Stock into 32,402,059 shares of WildHorse common stock prior to the effective time of the Merger;

•	adjustments to conform the classification of expenses in WildHorse’s historical statements of operations to Chesapeake’s classification for similar expenses;

•	adjustments to conform the classification of certain assets and liabilities in WildHorse’s historical balance sheet to Chesapeake’s classification for similar assets and liabilities;

•	the assumption of liabilities by Chesapeake for any transaction-related expenses; and

•	the estimated tax impact of pro forma adjustments.
 As of the date of this report, Chesapeake has not completed the detailed valuation study necessary to arrive at the required final estimates of the fair value of the acquired WildHorse assets and assumed liabilities and the related allocations of purchase price. A final determination of the fair value of WildHorse’s assets and liabilities, including, potentially, intangible assets with indefinite and/or finite lives, will be based on the actual net tangible and intangible assets and liabilities of WildHorse that existed as of the closing date of the Merger. As a result of the foregoing, the pro forma adjustments are preliminary and are subject to change as additional information becomes available and as additional analysis is performed. The preliminary pro forma adjustments have been made solely for the purpose of providing the unaudited pro forma condensed combined financial statements presented below. Chesapeake estimated the fair value of WildHorse’s assets and liabilities based on discussions with WildHorse’s management, preliminary valuation studies, due diligence and information presented in WildHorse’s SEC filings. Any increases or decreases in the fair value of assets acquired and liabilities assumed upon completion of the final valuations will result in adjustments to the unaudited pro forma condensed combined balance sheet and/or unaudited pro forma condensed combined statements of operations. The final purchase price allocation may be materially different than that reflected in the unaudited pro forma purchase price allocation presented herein.
Assumptions and estimates underlying the adjustments to the unaudited pro forma condensed combined financial statements (which we refer to as the pro forma adjustments) are described in the accompanying notes to unaudited pro forma combined financial information. The historical financial statements of each of Chesapeake and WildHorse have been adjusted in the unaudited pro forma condensed combined financial statements to give effect to the transactions that are directly attributable to the Merger, are factually supportable and, with respect to the unaudited pro forma condensed combined statements of operations, expected to

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

have a continuing impact on the combined results of Chesapeake and WildHorse following the Merger. The unaudited pro forma condensed combined financial statements are not necessarily indicative of the operating results and financial position that would have been achieved had the Merger occurred on the dates indicated. Further, the unaudited pro forma condensed combined financial statements do not purport to project the future operating results or financial position of the combined company following the Merger.
The unaudited pro forma condensed combined financial statements, although helpful in illustrating the financial characteristics of the combined company under one set of assumptions, do not reflect the benefits of expected cost savings (or associated costs to achieve such savings), opportunities to earn additional revenue or other factors that may result as a consequence of the Merger and, accordingly, do not attempt to predict or suggest future results. The unaudited pro forma condensed combined statements of operations also exclude the effects of transaction costs associated with the Merger, costs associated with any restructuring actions, integration activities or asset dispositions resulting from the Merger, which to the extent they occur, are expected to be non-recurring and were not incurred at the closing date of the Merger. However, such costs could affect the combined company following the Merger in the period the costs are incurred or recorded. Further, the unaudited pro forma condensed combined financial statements do not reflect the effect of any regulatory actions that may impact the results of the combined company following the Merger.
The unaudited pro forma condensed combined financial statements have been developed from and should be read in conjunction with:

•	the accompanying notes to the unaudited pro forma condensed combined financial statements;

•
the historical audited consolidated financial statements of Chesapeake as of and for the year ended December 31, 2018, included in Chesapeake’s Annual Report on Form 10-K and incorporated by reference into this document;

•
the historical audited consolidated financial statements of WildHorse as of and for the year ended December 31, 2018, attached as Exhibit 99.1 to this Form 8-K/A incorporated by reference into this document; and

•	the factors described in the section entitled “Risk Factors” in Item 1A of Chesapeake’s Annual Report on Form 10-K for the period ended December 31, 2018.

CHESAPEAKE ENERGY CORPORATION AND SUBSIDIARIES
UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET
DECEMBER 31, 2018
(IN MILLIONS)

	Chesapeake Historical	WildHorse Historical	Reclass Adjustments		Pro Forma Adjustments		Chesapeake Pro Forma Combined
CURRENT ASSETS:
Cash and cash equivalents	$4	$15	$—		$(4)	(b)	$15
Accounts receivable, net	1,247	92					1,339
Short-term derivative assets	209	54					263
Other current assets	138	8					146
Total Current Assets	1,598	169	—		(4)		1,763
PROPERTY AND EQUIPMENT:
Oil and natural gas properties, at cost based on full cost accounting:
Proved oil and natural gas properties	69,642	—	2,764	(a)	444	(c)	72,332
					(518)	(d)
Unproved properties	2,337	—	694	(a)	456	(c)	3,487
Other property and equipment	1,721	—	107	(a)			1,828
Total Property and Equipment, at Cost	73,700	—	3,565		382		77,647
Less: accumulated depreciation, depletion and amortization	(64,685)	—	(518)	(a)	518	(d)	(64,685)
Property and equipment held for sale, net	15	—					15
Total Property and Equipment, Net	9,030	—	3,047		900		12,977
Oil and natural gas properties, at cost based on successful efforts accounting:
Oil and gas properties	—	3,458	(3,458)	(a)			—
Other property and equipment	—	107	(107)	(a)			—
Accumulated depreciation, depletion and amortization	—	(518)	518	(a)			—
Total Property and Equipment, Net	—	3,047	(3,047)		—		—
LONG-TERM ASSETS:
Long-term derivative instruments	76	19					95
Debt issuance costs	—	3	(3)	(a)			—
Other long-term assets	243	17	3	(a)	(3)	(e)	260
TOTAL ASSETS	$10,947	3,255	$—		$893		$15,095

CHESAPEAKE ENERGY CORPORATION AND SUBSIDIARIES
UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET
DECEMBER 31, 2018
(IN MILLIONS)

	Chesapeake Historical	WildHorse Historical	Reclass Adjustments		Pro Forma Adjustments		Chesapeake Pro Forma Combined
CURRENT LIABILITIES:
Accounts payable	$763	$76					$839
Current maturities of long-term debt, net	381	—					381
Accrued interest	141	—					141
Short-term derivative liabilities	3	1					4
Accrued liabilities	—	125	(125)	(a)			—
Other current liabilities	1,540	—	125	(a)	48	(f)	1,713
Total Current Liabilities	2,828	202	—		48		3,078
LONG-TERM LIABILITIES:
Long-term debt, net	7,341	1,191			377	(b)	8,926
					17	(g)
Deferred tax liabilities	—	113			(113)	(c)	—
Asset retirement obligations, net of current portion	155	8					163
Other long-term liabilities	156	2					158
Total Long-Term Liabilities	7,652	1,314	—		281		9,247

Preferred stock	—	448			(448)	(h)	—
EQUITY:
Stockholders’ Equity (Deficit):
Preferred stock	1,671	—					1,671
Common stock	9	1			(1)	(h)	16
					7	(i)
Additional paid-in capital	14,378	1,153			(1,153)	(h)	16,408
					2,030	(i)
Accumulated equity (deficit)	(15,660)	137			(137)	(h)	(15,394)
					(48)	(f)
					314	(c)
Accumulated other comprehensive loss	(23)	—					(23)
Less: treasury stock, at cost;	(31)	—					(31)
Total Stockholders’ Equity	344	1,291	—		1,012		2,647
Noncontrolling interests	123	—					123
Total Equity	467	1,291	—		1,012		2,770
TOTAL LIABILITIES AND EQUITY	$10,947	$3,255	—		$893		$15,095

CHESAPEAKE ENERGY CORPORATION AND SUBSIDIARIES
UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
FOR THE YEAR ENDED DECEMBER 31, 2018
(IN MILLIONS)

	Chesapeake Historical	WildHorse Historical	Reclass Adjustments		Pro Forma Adjustments		Chesapeake Pro Forma Combined
REVENUES:
Oil, natural gas and NGL	$5,155	$—	$945	(a)	$—		$6,135
			35	(a)
Oil sales	—	843	(843)	(a)			—
Natural gas sales	—	60	(60)	(a)			—
NGL sales	—	42	(42)	(a)			—
Marketing	5,076	—					5,076
Other income	—	2	(2)	(a)			—
Total Revenues	10,231	947	33		—		11,211
OPERATING EXPENSES:
Oil, natural gas and NGL production	539	61					600
Oil, natural gas and NGL gathering, processing and transportation	1,398	10					1,408
Production taxes	124	52					176
Marketing	5,158	—					5,158
General and administrative	280	66	14	(a)			360
Incentive unit compensation expense	—	14	(14)	(a)			—
Restructuring and other termination costs	38	—					38
Provision for legal contingencies, net	26	—					26
Depreciation, depletion and amortization	1,145	297			(297)	(d)	1,394
					249	(j)
(Gain) loss on sale of oil and natural gas properties	578	(3)			3	(p)	578
Impairments	53	214			(214)	(k)	53
Exploration expense	—	23			(23)	(l)	—
Other operating expense	10	1					11
Total Operating Expenses	9,349	735	—		(282)		9,802
INCOME FROM OPERATIONS	882	212	33		282		1,409

CHESAPEAKE ENERGY CORPORATION AND SUBSIDIARIES
UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
FOR THE YEAR ENDED DECEMBER 31, 2018
(IN MILLIONS)

	Chesapeake Historical	WildHorse Historical	Reclass Adjustments		Pro Forma Adjustments		Chesapeake Pro Forma Combined
OTHER INCOME (EXPENSE):
Interest expense	(487)	(60)					(547)
Gain on derivative instruments	—	35	(35)	(a)			—
Gains on investments	139	—					139
Gains on purchases or exchanges of debt	263	—					263
Other income (expense)	70	(1)	2	(a)			71
Total Other Expense	(15)	(26)	(33)		—		(74)
INCOME BEFORE INCOME TAXES	867	186	—		282		1,335
Current income taxes	—	—	(1)	(a)	1	(m)	—
Deferred income taxes	(10)	—	41	(a)	(41)	(m)	(10)
Income tax expense	—	40	(40)	(a)			—
Total Income Tax Expense (Benefit)	(10)	40	—		(40)		(10)
NET INCOME	877	146	—		322		1,345
Net income attributable to noncontrolling interests	(4)	—					(4)
NET INCOME ATTRIBUTABLE TO CHESAPEAKE	873	146	—		322		1,341
Preferred stock dividends	(92)	(29)			29	(h)	(92)
Earnings allocated to participating securities	(6)	(30)			30	(n)	(6)
NET INCOME AVAILABLE TO COMMON STOCKHOLDERS	$775	$87	$—		$381		$1,243
EARNINGS PER COMMON SHARE:
Basic	$0.85						$0.76
Diluted	$0.85						$0.76
WEIGHTED AVERAGE COMMON AND COMMON EQUIVALENT SHARES OUTSTANDING (in millions):
Basic	909				717	(o)	1,626
Diluted	909				717	(o)	1,626

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

1.	Basis of Presentation
The unaudited pro forma condensed combined financial information has been derived from the historical consolidated financial statements of each of Chesapeake and WildHorse. Certain of WildHorse’s historical amounts have been reclassified to conform to Chesapeake’s financial statement presentation. The unaudited pro forma condensed combined balance sheet as of December 31, 2018 gives effect to the Merger as if the Merger had been completed on December 31, 2018. The unaudited pro forma condensed combined statement of operations for the year ended December 31, 2018 gives effect to the Merger as if the Merger had been completed on January 1, 2018.
The unaudited pro forma condensed combined financial statements reflect pro forma adjustments that are described in the accompanying notes and are based on available information and certain assumptions that Chesapeake believes are reasonable; however, actual results may differ from those reflected in these unaudited pro forma condensed financial statements. In Chesapeake’s opinion, all adjustments that are necessary to present fairly the pro forma information have been made. The following unaudited pro forma condensed combined financial statements do not purport to represent what the combined company’s financial position or results of operations would have been if the Merger had actually occurred on the dates indicated above, nor are they indicative of Chesapeake’s future financial position or results of operations. These unaudited pro forma condensed combined financial statements should be read in conjunction with the historical consolidated financial statements and related notes thereto of each of Chesapeake and WildHorse for the periods presented.
2.    Unaudited Pro Forma Condensed Combined Balance Sheet
The Merger will be accounted for using the acquisition method of accounting for business combinations. The allocation of the preliminary estimated purchase price is based upon Chesapeake’s estimates of, and assumptions related to, the fair value of assets to be acquired and liabilities to be assumed as of December 31, 2018 using currently available information. Due to the fact that the unaudited pro forma condensed combined financial statements have been prepared based on these preliminary estimates, the final purchase price allocation and the resulting effect on financial position and results of operations of the combined companies may be materially different from the pro forma amounts included herein. Chesapeake expects to finalize the purchase price allocation as soon as practicable.
The preliminary purchase price allocation is subject to change due to several factors, including, but not limited to:

•
changes in the estimated fair value of WildHorse’s assets acquired and liabilities assumed as of the closing date of the Merger, which could result from the finalization of valuation procedures and the related assumptions, including interest rates and other factors;

•	the tax bases of WildHorse’s assets and liabilities as of the closing date of the Merger; and

•	the factors described in the section entitled “Risk Factors” in Item 1A of Chesapeake’s Annual Report on Form 10-K for the period ended December 31, 2018.

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

The preliminary fair value assessment of the assets acquired and liabilities assumed expected to be recorded is as follows:

Preliminary Purchase Price Allocation
(in millions)
Consideration:
Cash	$381
Fair value of Chesapeake’s common stock issued in the Merger (a)	2,037
Total consideration	$2,418

Fair Value of Liabilities Assumed:
Current liabilities	$202
Long-term debt	1,208
Deferred tax liabilities	314
Other long-term liabilities	10
Amounts attributable to liabilities assumed	$1,734

Fair Value of Assets Acquired:
Cash and cash equivalents	$15
Other current assets	154
Proved oil and natural gas properties	2,690
Unproved properties	1,150
Other property and equipment	107
Other long-term assets	36
Amounts attributable to assets acquired	$4,152

Total identifiable net assets	$2,418
___________________________________________

(a)	Based on 717,376,170 Chesapeake common shares issued at closing of the Merger at $2.84 per share (closing price as of February 1, 2019).
As a result of the Merger, each eligible share of WildHorse common stock issued and outstanding immediately prior to the effective time of the Merger was converted into the right to receive either 5.989 shares of Chesapeake common stock or a combination of 5.336 shares of Chesapeake common stock and $3.00 in cash. 6,609,445 WildHorse stockholders elected to receive 5.989 shares of Chesapeake common stock, and 127,022,527 WildHorse stockholders elected the combination of 5.336 shares of common stock and $3.00 cash, resulting in total cash consideration paid of $381 million and total fair value of Chesapeake stock issued of $2.037 billion.

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

3.	Pro Forma Adjustments
The Chesapeake historical balance sheet and statements of operations as of and for the year ended December 31, 2018 are derived from the audited consolidated financial statements included within Chesapeake’s Annual Report on Form 10-K for the period ended December 31, 2018. The WildHorse historical balance sheet and statement of operations as of and for the year ended December 31, 2018 are derived from WildHorse’s audited consolidated and combined financial statements for the period ended December 31, 2018 incorporated by reference as exhibit 99.1 herein.
The following adjustments have been made to the accompanying unaudited pro forma condensed combined financial statements:

(a)	The following reclassifications were made as a result of the transaction to conform to Chesapeake’s financial statement presentation:
Pro Forma Condensed Combined Balance Sheet as of December 31, 2018

•
Reclassification of approximately $3.5 billion from oil and gas properties under the successful efforts method of accounting to proved oil and natural gas properties and unproved properties under the full cost method of accounting.

•
Reclassification of approximately $107 million between other property and equipment, as comprised within WildHorse’s total property and equipment, and other property and equipment to conform WildHorse’s presentation to Chesapeake’s presentation.

•
Reclassification of approximately $518 million from accumulated depreciation, depletion and amortization under the successful efforts method of accounting to accumulated depreciation, depletion and amortization under the full cost method of accounting.

•	Reclassification of approximately $3 million between debt issuance costs and other long-term assets to conform WildHorse’s presentation to Chesapeake’s presentation.

•	Reclassification of approximately $125 million between accrued liabilities and other current liabilities to conform WildHorse’s presentation to Chesapeake’s presentation.
Pro Forma Condensed Combined Statement of Operations for the Year Ended December 31, 2018

•
Reclassification of approximately $843 million, $60 million and $42 million of WildHorse’s disaggregated oil, natural gas and natural gas liquid (“NGL”) sales to conform to Chesapeake’s presentation of oil, natural gas and NGL revenues.

•	Reclassification of approximately $35 million for WildHorse’s gain on derivatives from other expense to conform to Chesapeake’s presentation of oil, natural gas and NGL revenues.

•	Reclassification of approximately $14 million for WildHorse’s incentive unit compensation to conform to Chesapeake’s presentation of general and administrative expense.

•	Reclassification of approximately $2 million for WildHorse’s other income to conform to Chesapeake’s presentation of other income.

•	Reclassification of approximately $40 million for WildHorse’s income tax expense to conform to Chesapeake’s presentation for current income taxes and deferred income taxes.

(b)
Reflects the cash consideration resulting from the stockholder election to receive $3.00 in cash for each share of WildHorse common stock. The cash consideration was funded through cash on hand and borrowings under Chesapeake’s revolving credit facility. For purposes of the unaudited pro forma condensed combined financial statements, Chesapeake has assumed that (i) the outstanding balance of the WildHorse revolving credit facility and (ii) the WildHorse senior notes remained outstanding at the closing of the Merger.

(c)
The allocation of the estimated fair value of consideration transferred (based on the closing price of Chesapeake common shares as of February 1, 2019 and, for WildHorse stockholders electing to receive mixed consideration, $3.00 in cash for each share of WildHorse common stock) to the estimated fair value of the assets acquired and liabilities assumed resulted in the following purchase price allocation adjustments:

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

•
Approximately $444 million increase in WildHorse’s net book basis of proved oil and natural gas properties and $456 million increase in WildHorse’s unproved oil and natural gas properties to reflect each at fair value.

•
Approximately $314 million of net deferred tax liabilities associated with the transaction. The primary deferred tax liability recorded is associated with the difference between the purchase price allocated to WildHorse’s assets and the carryover tax basis of such assets. The increase in deferred tax liabilities is completely offset by a decrease in the valuation allowance that Chesapeake maintains against its net deferred tax asset. Accordingly, this results in no deferred tax balance for the combined company.

(d)	Adjustment to eliminate WildHorse’s historical depreciation, depreciation and amortization.

(e)	Adjustment to eliminate debt issuance costs related to WildHorse’s credit facility.

(f)
Reflects the estimated transaction costs of $48 million related to the merger, including underwriting, banking, legal and accounting fees that are not capitalized as part of the transaction. These costs are not reflected in the historical December 31, 2018 condensed consolidated balance sheets of each of Chesapeake and WildHorse, but are reflected in the pro forma unaudited condensed consolidated balance sheet as an increase to other current liabilities as they will be expensed by Chesapeake and WildHorse as incurred. These amounts and their corresponding tax effect have not been reflected in the pro forma condensed combined statements of operations due to their nonrecurring nature.

(g)	The following adjustments were made to reflect the pro forma increases to Long-term debt:

•	Approximately $4 million to WildHorse’s senior notes to record them at fair value;

•	Approximately $12 million to eliminate the debt issuance costs related to WildHorse’s senior notes; and

•	Approximately $1 million to eliminate the discount on WildHorse’s senior notes.

(h)	Reflects the elimination of WildHorse’s historical equity balances in accordance with the acquisition method of accounting.

(i)
Reflects the estimated increase in Chesapeake’s common stock and additional paid-in capital resulting from the issuance of Chesapeake common shares to WildHorse’s stockholders to effect the transaction as follows (in millions, except share and per share amounts):

Shares of Chesapeake common stock to be issued	717,376,170
Closing price per share of Chesapeake common stock on February 1, 2019	$2.84
Total fair value of shares of Chesapeake common stock to be issued	$2,037
Increase in Chesapeake common stock ($0.01 par value per share) as of December 31, 2018	$7
Increase in Chesapeake additional paid-in capital as of December 31, 2018	$2,030

(j)	Adjustment to record pro forma oil, natural gas and NGL related depletion in accordance with the full cost method of accounting.

(k)	Adjustment to eliminate WildHorse’s impairment of its Louisiana assets which was recorded under the successful efforts method of accounting in accordance with the full cost method of accounting.

(l)	Adjustment to eliminate WildHorse’s exploration expense which was recorded under the successful efforts method of accounting in accordance with the full cost method of accounting.

(m)
Refer to (c) above regarding the net deferred tax liabilities associated with the transaction. No income tax benefit has been included in the pro forma statement of operations for the adjustment to the valuation allowance that Chesapeake maintains against its net deferred tax asset due to the nonrecurring nature of any such adjustment. Further, the deferred tax expense (benefit) amount recorded by WildHorse has been eliminated due to the valuation allowance.

(n)
Adjustment to reflect the change in earnings allocated to participating securities. Participating securities consist of unvested restricted stock issued to Chesapeake’s employees and non-employee directors that provide dividend rights.

(o)	Reflects Chesapeake common stock issued to WildHorse stockholders.

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

(p)	Adjustment to eliminate WildHorse’s gain on sale of properties which was recorded under the successful efforts method of accounting in accordance with the full cost method of accounting.

4.	Supplemental Pro Forma Oil and Natural Gas Reserves Information
The following tables present the estimated pro forma net proved developed and undeveloped oil, natural gas and NGL reserves as of December 31, 2018, along with a summary of changes in the quantities of net remaining proved reserves during the year ended December 31, 2018. The pro forma reserve information set forth below gives effect to the merger as if the merger had been completed on January 1, 2018.

	Oil (mmbbls)
	Chesapeake Historical	WildHorse Historical	Chesapeake Pro Forma Combined
December 31, 2018
Proved reserves, beginning of period	260.2	282.8	543.0
Extensions, discoveries and other additions	56.3	81.2	137.5
Revisions of previous estimates	(30.5)	(65.3)	(95.8)
Production	(32.7)	(12.6)	(45.3)
Sale of reserves-in-place	(37.8)	(1.3)	(39.1)
Purchase of reserves-in-place	—	0.5	0.5
Proved reserves, end of period	215.5	285.3	500.8
Proved developed reserves:
Beginning of period	150.9	65.0	215.9
End of period	127.6	66.4	194.0
Proved undeveloped reserves:
Beginning of period	109.3	217.8	327.1
End of period	87.9	218.9	306.8

	Natural Gas (bcf)
	Chesapeake Historical	WildHorse Historical	Chesapeake Pro Forma Combined
December 31, 2018
Proved reserves, beginning of period	8,600	684	9,284
Extensions, discoveries and other additions	1,162	130	1,292
Revisions of previous estimates	242	(22)	220
Production	(832)	(22)	(854)
Sale of reserves-in-place	(2,395)	(393)	(2,788)
Purchase of reserves-in-place	—	1	1
Proved reserves, end of period	6,777	378	7,155
Proved developed reserves:
Beginning of period	4,980	222	5,202
End of period	3,314	89	3,403
Proved undeveloped reserves:
Beginning of period	3,620	462	4,082
End of period	3,463	289	3,752

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

	Natural Gas Liquids (mmbbls)
	Chesapeake Historical	WildHorse Historical	Chesapeake Pro Forma Combined
December 31, 2018
Proved reserves, beginning of period	218.6	57.5	276.1
Extensions, discoveries and other additions	19.8	16.4	36.2
Revisions of previous estimates	5.4	(13.7)	(8.3)
Production	(18.9)	(2.1)	(21.0)
Sale of reserves-in-place	(121.6)	(0.4)	(122.0)
Purchase of reserves-in-place	—	0.1	0.1
Proved reserves, end of period	103.3	57.8	161.1
Proved developed reserves:
Beginning of period	134.9	12.5	147.4
End of period	67.9	14.1	82.0
Proved undeveloped reserves:
Beginning of period	83.6	45.0	128.6
End of period	35.4	43.7	79.1

	Total Reserves (mmboe)
	Chesapeake Historical	WildHorse Historical	Chesapeake Pro Forma Combined
December 31, 2018
Proved reserves, beginning of period	1,912	454	2,366
Extensions, discoveries and other additions	270	119	389
Revisions of previous estimates	15	(83)	(68)
Production	(190)	(18)	(208)
Sale of reserves-in-place	(559)	(67)	(626)
Purchase of reserves-in-place	—	1	1
Proved reserves, end of period	1,448	406	1,854
Proved developed reserves:
Beginning of period	1,116	114	1,230
End of period	748	95	843
Proved undeveloped reserves:
Beginning of period	796	340	1,136
End of period	700	311	1,011

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

The pro forma standardized measure of discounted future net cash flows relating to proved oil and natural gas reserves as of December 31, 2018 is as follows:

	Year Ended December 31, 2018
	Chesapeake Historical	WildHorse Historical	Chesapeake Pro Forma Combined
	($ in millions)
Future cash inflows	$27,312	$21,269	$48,581
Future production costs	(5,946)	(3,440)	(9,386)
Future development costs	(4,032)	(5,168)	(9,200)
Future income tax provisions	(331)	(2,399)	(2,730)
Future net cash flows	17,003	10,262	27,265
Less effect of a 10% discount factor	(7,508)	(6,145)	(13,653)
Standardized measure of discounted future net cash flows	$9,495	$4,117	$13,612
The changes in the pro forma standardized measure of discounted future net cash flows relating to proved oil, natural gas and NGL reserves for the year ended December 31, 2018 are as follows:

	Year Ended December 31, 2018
	Chesapeake Historical	WildHorse Historical	Chesapeake Pro Forma Combined
	($ in millions)
Standardized measure, beginning of period	$7,490	$2,844	$10,334
Sales of oil and natural gas produced, net of production costs and gathering, processing and transportation	(3,128)	(822)	(3,950)
Net changes in prices and production costs	3,317	1,380	4,697
Extensions and discoveries, net of production and development costs	1,666	1,829	3,495
Changes in estimated future development costs	1,113	(13)	1,100
Previously estimated development costs incurred during the period	973	68	1,041
Revisions of previous quantity estimates	47	(1,058)	(1,011)
Purchase of reserves-in-place	—	4	4
Sales of reserves-in-place	(2,052)	(320)	(2,372)
Accretion of discount	749	324	1,073
Net change in income taxes	(32)	(277)	(309)
Changes in production rates and other	(648)	158	(490)
Standardized measure, end of period	$9,495	$4,117	$13,612